UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 13, 2012, Nova Lifestyle, Inc. completed an initial closing of a private placement pursuant to which we sold 517,000 units, each such unit consisting of 1 share of our common stock, par value $0.001 per share, and a warrant to purchase 15% of 1 share of our common stock, at $4.00 per unit for gross proceeds of $2.07 million. The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle the holders to purchase 77,550 shares of our common stock at $4.50 per share. We may call the warrants at $5.00 per share at any time after: (i) a registration statement registering the common stock underlying the warrants becomes effective; (ii) the common stock is listed on a national securities exchange; and (iii) the closing price of the common stock equals or exceeds $5.00. We issued the shares of our common stock and warrants to accredited investors and non-U.S. persons pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 of Regulation D and Rules 901-905 of Regulation S promulgated thereunder. The securities offered in the private placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The purchasers of the units received registration rights pursuant to a Registration Rights Agreement that requires us to file a registration statement within 60 days of the final closing of the private placement covering the shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the private placement. The above descriptions are not complete and are qualified in their entirety by reference to the complete text of the forms of the Subscription Agreements, Warrants and Registration Rights Agreements attached hereto as Exhibits 4.8 through 4.13, respectively, to this report, which are incorporated herein by reference.

In connection with this closing, we paid a placement agent, Radnor Research & Trading Company, a registered broker-dealer and member of FINRA, commissions of (i) 10% of the gross proceeds we received from the sales of the units in the closing, or $206,800, and (ii) warrants to purchase that number of shares of our common stock equal to 15% of the number of units placed in the closing, or warrants to purchase 77,550 shares of our common stock on the same terms as the warrants issued to investors in the private placement.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.8	Form of Regulation S Subscription Agreement
4.9	Form of Regulation D Subscription Agreement
4.10	Form of Regulation S Warrant
4.11	Form of Regulation D Warrant
4.12	Form of Regulation S Registration Rights Agreement
4.13	Form of Regulation D Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	January 18, 2012	By:	/s/ Thanh H. Lam
		Name:	Thanh H. Lam
		Title:	President